EXHIBIT 23.1
                                 ------------

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of CWABS, Inc., relating to Asset-Backed Certificates, Series 2005-14, comprising part of the Registration Statement (No 333-125164) of CWABS, Inc., of our report dated March 16, 2005, except for Notes 2, 7, 9, 10, 11, 13, 14, 15, 21, 22, 23 and 27, as to which the date is November 14, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.'s Form 10-K/A for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 16, 2005, except for Notes 2, 6, 7, 8, 10, 11, 14, 15, 16 and 19, as to which the date is December [ ], 2005, relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 of MBIA Inc.'s Form 10-K/A for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 16, 2005